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                                                                    EXHIBIT 23.3


                      [Letterhead of Ryder Scott Company]


As independent petroleum engineers, we hereby consent to the reference in this Form 10-K of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 1997, and to the incorporation by reference of our Firm's name and review into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129, 33-62753 and 333-12669), Form S-4 (No. 33-61669) and Form
S-8 (Nos. 33-31407, 33-37402, 33-53442, 33-59721, 33-59723, 33-63817 and
333-04059).




                                        Ryder Scott Company
                                        Petroleum Engineers


Houston, Texas
March 24, 1997